ADVISORY AGREEMENT


Alliance Institutional Funds, Inc.
1345 Avenue Of The Americas
New York, New York 10105

                             November 14, 1997
      (as amended as of May 1, 1999 and as of July 20, 2000)


Alliance Capital Management L.P.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

         Alliance Institutional Funds, Inc. herewith

confirms our agreement with you as follows:

         1.   We are an open-end management investment

company registered under the Investment Company Act of 1940,

as amended (the "Act").  We currently have six portfolios,

Alliance Premier Growth Institutional Fund ("Premier

Growth"), Alliance Real Estate Investment Institutional Fund

("Real Estate"), Alliance Quasar Institutional Fund

("Quasar"), Alliance Special Equity Institutional Fund

("Special Equity"), Alliance Technology Institutional Fund

("Technology") and Alliance International Premier Growth

Institutional Fund ("International Premier Growth") (each, a

"portfolio") as described in the prospectuses and the

statements of additional information constituting parts of

our Registration Statement on Form N-1A filed with the

Securities and Exchange Commission (the "Commission") under

the Securities Act of 1933, as amended, and the Act (the






"Registration Statement").  We propose to engage in the

business of investing and reinvesting the assets of each

portfolio in securities ("portfolio assets") of the type and in accordance with the limitations specified in our Articles of Incorporation, By-Laws and Registration Statement, and

any representations made in our prospectuses and statements

of additional information, all in such manner and to such

extent as may from time to time be authorized by our Board

of Directors.  We enclose a copy of each of the documents

listed above and will from time to time furnish you with any amendments thereof.

         2.   (a)  With respect to each portfolio, we hereby

employ you to manage the investment and reinvestment of

portfolio assets and, without limiting the generality of the foregoing, to provide management and other services

specified below.

              (b)  You will make decisions with respect to

all purchases and sales of portfolio assets.  To carry out

such decisions, you are hereby authorized, as our agent and

attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of our assets.  In all purchases, sales and other transactions

in each of our portfolios you are authorized to exercise

full discretion and act for us in the same manner and with

the same force and effect as we might or could do with




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respect to such purchases, sales or other transactions, as

well as with respect to all other things necessary or

incidental to the furtherance or conduct of such purchases,

sales or other transactions.

              (c)  You will report to our Board of Directors

at each meeting thereof all changes in each portfolio since

the prior report, and will also keep us in touch with

important developments affecting any portfolio and on your

own initiative will furnish us from time to time with such

information as you may believe appropriate for this purpose,

whether concerning the individual issuers whose securities

are included in our portfolios, the industries in which they engage, or the conditions prevailing in the economy

generally.  You will also furnish us with such statistical

and analytical information with respect to securities in

each of our portfolios as you may believe appropriate or as

we reasonably may request.  In making such purchases and

sales in any of our portfolios, you will bear in mind the

policies set from time to time by our Board of Directors as

well as the limitations imposed by our Articles of

Incorporation and in our Registration Statement, in each

case as amended from time to time, the limitations in the

Act and of the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the respective investment objective or investment objectives, policies and




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practices, including restrictions, applicable to each of our portfolios.

              (d)  It is understood that you will from time

to time employ or associate with yourselves such persons as

you believe to be particularly fitted to assist you in the

execution of your duties hereunder, the cost of performance

of such duties to be borne and paid by you.  No obligation

may be incurred on our behalf in any such respect.  During

the continuance of this Agreement and at our request you

will provide to us persons satisfactory to our Board of

Directors to serve as our officers.  You or your affiliates

will also provide persons, who may be our officers, to

render such clerical, accounting and other services to us as we may from time to time request of you.  Such personnel may be employees of you or your affiliates.  We will pay to you

or your affiliates the cost of such personnel for rendering

such services to us, provided that all time devoted to the

investment or reinvestment of the portfolio assets shall be

for your account.  Nothing contained herein shall be

construed to restrict our right to hire our own employees or to contract for services to be performed by third parties.

Furthermore, you or your affiliates shall furnish us without charge with such management supervision and assistance and

such office facilities as you may believe appropriate or as

we may reasonably request subject to the requirements of any




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regulatory authority to which you may be subject.  You or

your affiliates shall also be responsible for the payment of any expenses incurred in promoting the sale of our shares

(other than the portion of the promotional expenses to be

borne by us in accordance with an effective plan pursuant to

Rule 12b-1 under the Act and the costs of printing our

prospectuses and reports to shareholders and fees related to registration with the Commission and with state regulatory

authorities).

         3.   We hereby confirm that we shall be responsible

and hereby assume the obligation for payment of all of our

expenses, including: (a) payment to you of the fees provided for in paragraph 5 below; (b) custody, transfer and dividend disbursing expenses; (c) fees of directors who are not your

affiliated persons; (d) legal and auditing expenses;

(e) clerical, accounting and other office costs; (f) the

cost of personnel providing services to us, as provided in

subparagraph (d) of paragraph 2 above; (g) costs of printing our prospectuses and shareholder reports; (h) cost of

maintenance of our corporate existence; (i) interest

charges, taxes, brokerage fees and commissions; (j) costs of stationery and supplies; (k) expenses and fees related to

registrations and filings with the Commission and with state regulatory authorities; and (l) such promotional,

shareholder servicing and other expenses as may be




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contemplated by one or more effective plans pursuant to Rule

12b-1 under the Act or one or more duly approved and

effective non-Rule 12b-1 shareholder servicing plans, in

each case provided, however, that our payment of such

promotional, shareholder servicing and other expenses shall

be in the amounts, and in accordance with the procedures,

set forth in such plan or plans.

         4.   We shall expect of you, and you will give us

the benefit of, your best judgment and efforts in rendering

these services to us, and we agree as an inducement to your

undertaking these services that you shall not be liable

hereunder for any mistake of judgment or in any event

whatsoever, except for lack of good faith, provided that

nothing herein shall be deemed to protect, or purport to

protect, you against any liability to us or to our security

holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the

performance of your duties hereunder, or by reason of your

reckless disregard of your obligations and duties hereunder.

         5.   In consideration of the foregoing, we will pay

you with respect to each of Premier Growth, Quasar,

Technology and International Premier Growth a fee at an

annualized rate of 1% of the average daily net assets of

Premier Growth, Quasar, Technology and International Premier

Growth, respectively, and with respect to Real Estate a fee




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at an annualized rate of 0.90% of the average daily net

assets of Real Estate.  With respect to Special Equity, we

will pay you a fee at an annualized rate of 1% of the first

$50 million, .75 of 1% of the excess over $50 million up to

$100 million and .50 of 1% of the excess over $100 million

of the average daily net assets of Special EquityTechnology

and International Premier Growth.  These fees shall be

payable in arrears on the last day of each calendar month

for services performed hereunder during such month.  If our

Registration Statement registering the shares of Technology

and International Premier Growth is declared effective by

the Commission after the beginning of a calendar month or

this Agreement terminates as to a portfolio prior to the end of a calendar month, the fees for that portfolio shall be

prorated according to the proportion which such portion of

the month bears to the full month.

         6.   This Agreement shall become effective as to

Special Equity on May 1, 1999 and as to Technology and

International Premier Growth on the date hereof and shall

remain in effect as to each of the first four portfolios

named above until November 5, 1999 and as to Technology and

International Premier Growth until [              ] and

continue in effect thereafter with respect to a portfolio

only so long as its continuance with respect to that

portfolio is specifically approved annually by our Board of




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Directors or by vote of a majority of the outstanding voting securities (as defined in the Act) of such portfolio, and,

in either case, by vote, cast in person at a meeting called

for the purpose of voting on such approval, of a majority of our Directors who are not parties to this Agreement or

interested persons, as defined in the Act, of any party to

this Agreement (other than as our Directors), and provided

further, however, that if the continuation of this Agreement is not approved as to a portfolio, you may continue to

render to such portfolio the services described herein in

the manner and to the extent permitted by the Act and the

rules and regulations thereunder.  Upon the effectiveness of this Agreement, it shall supersede all previous agreements

between us covering the subject matter hereof.  This

Agreement may be terminated with respect to any portfolio at any time, without the payment of any penalty, by vote of a

majority of the outstanding voting securities (as defined in the Act) of such portfolio, or by a vote of our Board of

Directors on 60 days' written notice to you, or by you with

respect to any portfolio on 60 days' written notice to us.

         7.   This Agreement shall not be amended as to any

portfolio unless such amendment is approved by vote of a

majority of the outstanding voting securities (as defined in the Act) of such portfolio, and by vote, cast in person at a meeting called for the purpose of voting on such approval,




                             8





of a majority of our Directors who are not parties to this

Agreement or interested persons, as defined in the Act, of

any party to this Agreement (other than as our Directors).

Shareholders of a portfolio not affected by any such

amendment shall have no right to vote with respect to such

amendment.

         8.   As to any particular portfolio, this Agreement

may not be transferred, assigned, sold or in any manner

hypothecated or pledged by you and as to such portfolio,

this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you.  The terms "transfer", "assignment" and "sale" as

used in this paragraph shall have the meanings ascribed

thereto by governing law and any interpretation thereof

contained in rules or regulations promulgated by the

Commission thereunder.

         9.   (a)  Except to the extent necessary to perform

your obligations hereunder, nothing herein shall be deemed

to limit or restrict your right, or the right of any of your employees, or any of the officers or directors of Alliance

Capital Management Corporation, your general partner, who

may also be a Director, officer or employee of ours, or

persons otherwise affiliated with us (within the meaning of

the Act), to engage in any other business or to devote time

and attention to the management or other aspects of any




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other business, whether of a similar or dissimilar nature,

or to render services of any kind to any other trust,

corporation, firm, individual or association.

              (b)  You will notify us of any change in the

general partners of your partnership within a reasonable

time after such change.

         10.  If you cease to act as our investment adviser,

or, in any event, if you so request in writing, we agree to

take all necessary action to change our name to a name not

including the term "Alliance."  You may from time to time

make available without charge to us for our use such marks

or symbols owned by you, including marks or symbols

containing the term "Alliance" or any variation thereof, as

you may consider appropriate.  Any such marks or symbols so

made available will remain your property and you shall have

the right, upon notice in writing, to require us to cease

the use of such mark or symbol at any time.

         11.  This Agreement shall be construed in

accordance with the laws of the State of New York, provided,

however, that nothing herein shall be construed as being

inconsistent with the Act.

         If the foregoing is in accordance with your

understanding, will you kindly so indicate by signing and

returning to us the enclosed copy hereof.

                             Very truly yours,

                             ALLIANCE INSTITUTIONAL


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                                  FUNDS, INC.


                             By
                                         /s/



Agreed to and accepted as amended
as of the date first set forth above

ALLIANCE CAPITAL MANAGEMENT L.P.

By ALLIANCE CAPITAL MANAGEMENT
     CORPORATION, its general
     partner

By
             /s/


































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